                                                                   EXHIBIT 4.2.3
                                                                   -------------

                                                                       CONFORMED

                               THIRD AMENDMENT TO
                                CREDIT AGREEMENT

         This THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of May 14, 1999 (this "AMENDMENT"), to the Existing Credit Agreement (as defined below), is among DAYTON SUPERIOR CORPORATION, an Ohio corporation (the "BORROWER"), each of the entities identified as Consenting Obligors on the signature pages hereto (collectively, the "CONSENTING OBLIGORS"), the various financial institutions signatories hereto as Revolving Lenders (collectively, the "REVOLVING LENDERS"), DLJ CAPITAL FUNDING, INC., as syndication agent (the "SYNDICATION AGENT"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as documentation agent (the "DOCUMENTATION AGENT"), BANKERS TRUST COMPANY, as administrative agent (the "ADMINISTRATIVE AGENT") and BANK ONE, N.A., as facility agent (the "FACILITY AGENT").

                                   WITNESSETH:
                                   -----------

                  WHEREAS, the Borrower, the lenders from time to time parties thereto (including the Revolving Lenders), and the Agents are parties -to a Credit Agreement, dated as of September 29, 1997 (as further amended, supplemented, amended and restated or otherwise modified prior to the date hereof, the "EXISTING CREDIT AGREEMENT");

                  WHEREAS, the Borrower has requested that the Revolving Lenders amend the Existing Credit Agreement to increase the Revolving Loan Commitment Amount;

                  WHEREAS, all Loans and Obligations shall continue to be and shall be fully guaranteed pursuant to the Subsidiary Guaranty and fully secured by, among other things, the Borrower Pledge Agreement, the Subsidiary Pledge Agreement, the Borrower Security Agreement and the Subsidiary Security Agreement; and

                  WHEREAS, the Revolving Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend the Existing Credit Agreement in certain respects as set forth below (the Existing Credit Agreement, as amended by this Amendment, being referred to as the "CREDIT AGREEMENT");

                  NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:

                                     PART I

                                   DEFINITIONS

         SUBPART 1.1. CERTAIN DEFINITIONS. The following terms (whether or not underscored) when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural form thereof):

         "ADMINISTRATIVE AGENT" is defined in the PREAMBLE.

         "AMENDMENT" is defined in the PREAMBLE.

         "BORROWER" is defined in the PREAMBLE.

         "CONSENTING OBLIGORS" means each of the entities identified as such on the signature pages hereof.

         "CREDIT AGREEMENT" is defined in the FOURTH RECITAL.

         "DOCUMENTATION AGENT" is defined in the PREAMBLE.

         "EXISTING CREDIT AGREEMENT" is defined in the FIRST RECITAL.

         "FACILITY AGENT" is defined in the PREAMBLE.

         "REVOLVING LENDERS" is defined in the PREAMBLE.

         "SYNDICATION AGE" is defined in the PREAMBLE.

         "THIRD AMENDMENT EFFECTIVE DATE" is defined in SUBPART 4. 1.

         SUBPART 1.2. OTHER DEFINITIONS. Terms for which meanings are provided in the Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.

                                     PART II
                                AMENDMENTS TO THE
                            EXISTING CREDIT AGREEMENT

         Effective on (and subject to the occurrence of) the Third Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this PART II. Except as so amended, the Existing Credit Agreement shall continue in full force and effect in accordance with its terms and is hereby ratified and confirmed in all respects.

         SUBPART 2.1. AMENDMENT TO ARTICLE I. The definition of "Revolving Loan Commitment Amount" contained in Section 1. 1 of the Existing Credit Agreement is hereby amended by deleting the amount of "140,000,000" in the second line thereof and inserting the amount of "$50,000,000" in its place.

                                    PART III

                             AFFIRMATION AND CONSENT

         SUBPART 3.1. ACKNOWLEDGMENT AND REAFFIRMATION. Each of the Consenting Obligors hereby acknowledges the amendments to the Existing Credit Agreement pursuant to the terms and provisions set forth in this Amendment. Each of the Consenting Obligors hereby reaffirms, as of the Third Amendment Effective Date,
(i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, as such covenants and agreements may be modified by this Amendment, (ii) its grant of a security interest pursuant to the applicable Loan Document to which it is a party and (iii) its guarantee of payment of the Obligations pursuant to the Subsidiary Guaranty.

         SUBPART 3.2. REPRESENTATIONS AND WARRANTIES, ETC. Each of the Consenting Obligors hereby certifies that, as of the date hereof (after giving effect to the occurrence of the Third Amendment Effective Date), the representations and warranties made by it in the Loan Documents to which it is a party are true and correct in all material respects with the same effect as if made on the date hereof (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date).

         SUBPART 3.3. LOAN DOCUMENTS. Each of the Consenting Obligors further confirms that each Loan Document is and shall continue to be in full force and effect and the same is hereby ratified and confirmed in all respects, except that upon the occurrence of the Third Amendment Effective Date, all references in each such Loan Document to the "Credit Agreement", "Loan Documents", "thereunder", "thereof", or words of similar import shall mean the Credit Agreement and the Loan Documents, as the case may be, in each case after giving effect to the amendments and other modifications provided for in this Amendment.

         SUBPART 3.4. COURSE OF DEALING, ETC. Each of the Consenting Obligors hereby acknowledges and agrees that the acceptance by the Agents and each Revolving Lender of this document shall not be construed in any manner to establish any course of dealing on the Agents' or Revolving Lender's part, including the providing of any notice or the requesting of any acknowledgment not otherwise expressly provided for in any Loan Document with respect to any future amendment, waiver, supplement or other modification to any Loan Document or any arrangement contemplated by any Loan Document.

                                     PART I

                           CONDITIONS TO EFFECTIVENESS

         SUBPART 4.1. AMENDMENT EFFECTIVE DATE. This Amendment shall become effective as of the date (the "THIRD AMENDMENT EFFECTIVE DATE") on which the Agents shall have received counterparts of this Amendment duly executed by the Borrower, the Consenting Obligors and each Revolving Lender (or evidence thereof satisfactory to the Agents). The delivery of an executed counterpart hereof by the Borrower shall constitute a representation and warranty by the Borrower that, on the Third Amendment Effective Date, after giving effect to this Amendment, all statements set forth in Article VI of the Credit Agreement, as amended by this Amendment, are true and correct as of such date, except to the extent that such statement expressly relates to an earlier date (in which case such statement shall be true and correct on and as of such earlier date).

         SUBPART 4.1.1. RESOLUTIONS, ETC. The Agents shall have received from the Borrower and the Consenting Obligors certificates, each dated the Third Amendment Effective Date with counterparts for each Revolving Lender, duly executed and delivered by the Borrower's or such Consenting Obligor's Secretary or Assistant Secretary as to. (i) resolutions of such Person's Board of Directors then in full force and effect authorizing, to the extent relevant, the execution, delivery and performance of this Amendment, the Revolving Notes and each other Loan Document to be executed by such Person and the transactions contemplated hereby and thereby, and (ii) the incumbency and signatures of those of its officers authorized to act with respect to this Amendment, the Revolving Notes and each other Loan Document executed by such Person, upon which certificate each Revolving Lender may conclusively rely until it shall have received a further certificate of the Secretary or Assistant Secretary of such Person canceling or amending the prior certificate.

         SUBPART 4.1.2. PAYMENT OF FEES AND EXPENSES. The Facility Agent shall have received an amendment fee for the account of each Revolving Lender which shall have delivered to the Agents a duly executed counterpart of this Amendment. In addition, the Borrower hereby agrees to pay and reimburse the Syndication Agent for all its reasonable fees and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and related documents, including all reasonable fees and disbursements of counsel to the Syndication Agent.

         SUBPART 4.1.3. DELIVERY OF REVOLVING NOTES. The Facility Agent shall have received, for the account of each Revolving Lender, its Revolving Notes, issued in substitution and exchange for, and not in satisfaction of, the Revolving Notes delivered under the terms of the Existing Credit Agreement, duly executed and delivered on behalf of an Authorized Officer of the Borrower.

                  SUBPART 4.1.4. OPINION OF COUNSEL. The Agents shall have received an opinion, dated the Third Amendment Effective Date and addressed to the Agents and all Revolving Lenders, from Thompson Hine & Flory LLP, counsel to the Obligors, in form and substance satisfactory to the Agents.

         SUBPART 4.2. LEGAL DETAILS. The Agents and their counsel shall have received all information, and such counterpart originals or such certified or other copies of such materials, as the Agents or their counsel may reasonably request, and all legal matters incident to the effectiveness of this Amendment shall be satisfactory to the Agents and their counsel. All documents executed or submitted pursuant hereto or in connection herewith shall be reasonably satisfactory in form and substance to the Agents and their counsel.

         SUBPART 4.3. LIMITATION. Except as expressly provided hereby, all of the representations, warranties, terms, covenants and conditions of the Existing Credit Agreement and each other Loan Document shall remain unwaived and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The modifications and consents set forth herein shall be limited precisely as provided for herein, and shall not be deemed to be a waiver of, consent to or modification of any other term or provision of the Existing Credit Agreement or of any term or provision of any other Loan Document or other instrument referred to therein or herein, or of any transaction or further or future action on the part of the Borrower or any other Person which would require the consent of the Agents or any of the Revolving Lenders under the Existing Credit Agreement or any such other Loan Document or instrument.

                                     PART V

                                  MISCELLANEOUS

         SUBPART 5.1. CROSS-REFERENCES. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment. References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of the Existing Credit Agreement.

         SUBPART 5.2. LOAN DOCUMENT PURSUANT TO EXISTING CREDIT AGREEMENT. This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement, as amended hereby, including Article X thereof.

         SUBPART 5.3. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         SUBPART 5.4. COUNTERPARTS. This Amendment may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be an original and all of which shall constitute together but one and the same agreement.

         SUBPART 5.5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWER:                           DAYTON SUPERIOR CORPORATION
---------

                                    By: /s/ JOHN M. RUTHERFORD
                                        Name: John M. Rutherford
                                        Title: Treasurer and Assistant Secretary


CONSENTING OBLIGORS:                SYMONS CORPORATION
--------------------
                                    By: /s/ JOHN M. RUTHERFORD
                                        Name:  John M. Rutherford
                                        Title: Treasurer and Assistant Secretary

                                    DUR-O-WAL, INC.

                                    By: /s/ JOHN M. RUTHERFORD
                                        Name:  John M. Rutherford
                                        Title: Treasurer and Assistant Secretary

                                    CONCRETE ACCESSORIES, INC.

                                    By: /s/ JOHN M. RUTHERFORD
                                        Name:  John M. Rutherford
                                        Title: Treasurer and Assistant Secretary

                                    BANK ONE, N.A., as Facility Agent and a
                                    Revolving Lender

                                    By: /s/ PAUL HARRIS
                                        Name:
                                        Title:

                                    BANK OF AMERICA NATIONAL TRUST AND
                                    SAVINGS ASSOCIATION, as Documentation
                                    Agent and a Revolving Lender

                                    By: /s/ STEVEN KESSLER
                                        Name:  Steven Kessler
                                        Title:  Senior Vice President

                                                     NATIONAL CITY BANK
                                                     successor by merger to
                                                     National City Bank, Dayton,
                                                     formerly known as National
                                                     City Bank of Dayton as a
                                                     Revolving Lender

                                                     By: /s/ NEAL J. HINKER
                                                           Name:  Neal J. Hinker
                                                           Title: Vice President

                                                     DLJ CAPITAL FUNDING, INC.,
                                                     as Syndication Agent


                                                     By_________________________
                                                          Name:
                                                          Title:

                                                     BANKERS TRUST COMPANY,
                                                     as Administrative Agent


                                                     By:________________________
                                                           Name:
                                                           Title: